UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2004

FIRST CHESAPEAKE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	0-21912	54-1624428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FOUR FALLS, SUITE 115

WEST CONSHOHOCKEN, PENNSYLVANIA 19428

(Address of principal executive offices)

(610) 238-9050

(Registrant’s telephone number including area code)

999 YAMATO ROAD, SUITE 100

BOCA RATON, FLORIDA 33431

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure.

On May 27, 2004, the Board of Directors of First Chesapeake Financial Corporation (FCFK.PK) authorized the transfer of 100% of the common stock of Medical Capital Group, Inc. (MCG), a Florida corporation, to Michael O’Hanlon, the principal organizer of the wholly-owned subsidiary. MGC was formed in March, 2004 by First Chesapeake to provide medical billing, transcription, data entry, and audit services to clients in the healthcare industry as disclosed in an 8-K filed on March 11, 2004. Final approval for a business plan to begin operations was never given by First Chesapeake’s Board of Directors. As a result of the Board of Directors’ review of First Chesapeake’s present situation, First Chesapeake has decided to transfer its interest in MCG to Mr. O’Hanlon. First Chesapeake does not believe that this transfer qualifies as a disposal of a “significant amount of assets, otherwise than in the ordinary course of business,” requiring disclosure under Item 2 of this form due to the fact that MCG had yet to begin operations or realize an incoming cash-flow resulting from services provided to clients.

On May 28, 2004, First Chesapeake was served with a civil complaint for damages in excess of $350,000.00 filed by Donald Vinik, a former Director of First Chesapeake, in the Circuit Court of the 15th Judicial Circuit of Florida in Palm Beach County. The complaint also names Kautilya Sharma, First Chesapeake’s former Chairman, CEO, and President, Sheenoo Sharma, Trade Tech Holding, Inc., a Pennsylvania corporation, Geek Securities, Inc., a Delaware corporation primarily owned by Mr. Sharma, and Collateral One Mortgage Corporation, a Virginia corporation and wholly-owned subsidiary of First Chesapeake, as defendants. Mr. Vinik alleges that he wired $350,000.00 into an account of First Chesapeake in September, 2003 to purchase 50% of a company known as Blue Ridge Land Development (Blue Ridge), which owned approximately 34 acres of land in Putnam County, West Virginia. Mr. Vinik asserts that the $350,000.00 was intended to purchase from First Chesapeake shares of First Chesapeake common stock to be issued to Cynthia Estes in exchange for 50% of Blue Ridge, with title being held in the name of Mr. Sharma and Mr. Vinik, personally. First Chesapeake never purchased Blue Ridge, and is investigating whether the $350,000.00 was wired into one of its accounts, as Mr. Vinik alleges, or alternatively, into an account of one of the co-defendants. Additionally, First Chesapeake asserts that as a Director, with access to non-public information, Mr. Vinik was aware that First Chesapeake did not have authorized and unissued common stock available to consummate this transaction in addition to the fact that this transaction was never authorized by its Board of Directors. First Chesapeake has retained outside legal counsel to vigorously defend against the claims of Mr. Vinik.

On June 9, 2004, in response to cash flow problems, Collateral One Mortgage Corporation, a wholly-owned subsidiary of First Chesapeake, closed all of its offices and laid off all but three employees which were specifically retained for the purpose of winding up operations. Collateral One’s mortgage origination business suffered an abrupt downturn following the arrest of Kautilya Sharma, a/k/a Tony Sharma, First Chesapeake’s former Chairman, CEO, and President, for activities unrelated to First Chesapeake, as disclosed in an 8-K filed on May 17, 2004. First Chesapeake is considering if filing a petition for relief under Chapter 7 of the Bankruptcy Code by Collateral One would be in First Chesapeake’s best interests.

On June 11, 2004, First Chesapeake closed its corporate offices in Boca Raton, Florida, which was subleased on a month-to-month basis from another tenant. First Chesapeake has relocated its corporate offices to 200 Four Falls, Suite 115, West Conshohocken, Pennsylvania, outside of Philadelphia. Before moving to Boca Raton on August 13, 2003, the company’s previous headquarters was located in Philadelphia, Pennsylvania. First Chesapeake is in the process of transferring its records to its new Pennsylvania headquarters, where it will continue a full audit of its finances as disclosed in an 8-K filed on May 17, 2004.

On June 14, 2004, First Chesapeake learned that an involuntary bankruptcy petition under Chapter 7 of the Bankruptcy Code was filed in the United States Bankruptcy Court for the Southern District of Florida against First Chesapeake on June 10, 2004. Although the Company has not been served with the petition, the petitioners, Serafina Martell, Daniel Bittinger, and Cynthia Estes, claim that First Chesapeake is indebted to them in the aggregate amount of $575,000.00, or the individual amounts of $25,000.00, $500,000.00, and $50,000.00, respectively.

On April 26, 2004, Mr. Bittinger demanded payment from First Chesapeake under a convertible promissory note for $250,000.00, allegedly executed by the Company on November 3, 2003 and which was due and payable on March 5, 2004. First Chesapeake disputes the validity of this debt because its management does not believe that the Company received consideration for its obligations under the note. On April 26, 2004, Mr. Bittinger also demanded payment under a second convertible promissory note, which was allegedly entered into between Mr. Bittinger and the Company’s former management on November 3, 2003 for $250,000.00. On April 26, 2004, after consultation with the company’s management, Mr. Bittinger conceded that the second convertible promissory note for $250,000.00 was not a valid debt and marked the document as void and returned it to the Company. The Company is unaware of any debts due Mr. Bittinger as detailed in his petition. In the bankruptcy petition, Ms. Estes and Ms. Martell indicate that their debts arise from loans made to First Chesapeake. The Company is also reviewing the validity of these alleged debts. The Company is in the process of obtaining additional information regarding the bankruptcy petition and is reviewing its rights, as well as the potential effect of this action on the Company’s business as a whole. Once the petition is served, the Company plans on vigorously defending against this action.

On June 14, 2004, First Chesapeake learned that Cynthia Estes, the Manager of Professional Property Developers, LLC (PPD), a West Virginia Limited Liability Company, filed a petition for bankruptcy under Chapter 11 of the Bankruptcy Code on behalf of PPD. Ms. Estes and the two other members of PPD transferred their entire interest to First Chesapeake as disclosed in an 8-K filed on September 19, 2003. Following the purchase, First Chesapeake retained Ms. Estes as the Manager of PPD. Ms. Estes’ petition asserts that she is currently the sole member of PPD. First Chesapeake is taking the position that PPD is a wholly-owned subsidiary of First Chesapeake, and will assert the position that First Chesapeake is the sole member of PPD in the Bankruptcy Court. First Chesapeake is in the process of obtaining additional information regarding the bankruptcy petition and is reviewing its rights in regards to Ms. Estes’ actions, as well as the potential effect of this action on the Company’s business as a whole.

First Chesapeake does not anticipate being able to file is Form 10-K for the year ended December 31, 2003 by June 27, 2004 as disclosed in an 8-K filed on May 28, 2004. Due to the recent events disclosed on this form, the Company is not in a position at this time to estimate when its Annual Report will be filed. First Chesapeake anticipates filing its Form 10-Q for the period ended March 31, 2004 at the same time that it files its 10-K for the year ended December 31, 2003.

This report contains forward-looking information including statements regarding the Company’s business outlook or future performance, anticipated profitability, revenues, expenses or other financial items. Factors that could cause actual events to differ materially from these forward-looking statements include, but are not limited to, the following: overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company’s products and services, pricing and other competitive factors in the industry and new government regulations and/or legislative initiatives. These and other risks are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 and Quarterly Report on Form 10-QSB through September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 21, 2004	First Chesapeake Financial Corporation

/s/ Vincent L. Muratore
Vincent L. Muratore
Interim Acting President and Interim Acting CEO